Exhibit 99.1

For Immediate Release

EnergySolutions Announces

Discontinuation of Common Stock Dividends

Salt Lake City, Utah — September 28, 2010 — EnergySolutions, Inc. (NYSE: ES) announced today that the Board of Directors has approved the discontinuation of the common stock dividends in light of the Company’s changing priorities for the use of capital.

“Following an in-depth review of our uses of capital, we have determined that the capital previously allocated for the common stock dividends would be better utilized for debt reduction and reinvesting in the business to support our internal growth,” said Val Christensen, President and CEO of EnergySolutions. “We believe this policy will improve our ability to deliver financial results that will benefit all of our stockholders.”  Quarterly dividends have recently been paid at the rate of $0.025 per share, totalling approximately $9 million per year.

EnergySolutions offers customers a full range of integrated services and solutions, including nuclear operations, characterization, decommissioning, decontamination, site closure, transportation, nuclear materials management, processing, recycling, and disposition of nuclear waste, and research and engineering services across the nuclear fuel cycle.

Statements in this news release contain forward-looking statements that involve risks and uncertainties relating to EnergySolutions’ intentions with respect to its dividends and use of capital.  Forward-looking statements provide current expectations of future events based on certain assumptions and include any statement that does not directly relate to any historical or current fact.  Forward-looking statements are not guarantees of future performance and the Company’s actual results may differ significantly from the results discussed in the forward-looking statements.  Factors that may cause future performance or actual results to differ from the expectations expressed or implied herein include, without limitation, the following: changes in general economic conditions and unforeseen changes in economic, business, competitive, regulatory, technological, strategic or other circumstances. EnergySolutions undertakes no obligation to publicly update any forward-looking statement contained in this release, whether as a result of new information, future developments or otherwise, except as may be required by law.

For more information please contact:

Mark Walker

801-649-2194

mwalker@energysolutions.com

or

John Rasmussen

(801) 649-2000

jarasmussen@energysolutions.com